Exhibit 10.1

CONSENT TO CREDIT AND SECURITY AGREEMENT

This Consent to Credit and Security Agreement (this “Agreement”) is entered into and is dated as of December 5, 2014, by and among Synergetics, Inc. and Synergetics USA, Inc., jointly and severally (the “Borrowers” and each individually a “Borrower”) and Regions Bank (the “Lender”).

RECITALS

A.                 Lender and Borrowers entered into a Credit and Security Agreement dated as of March 13, 2006 (as amended, modified, restated or replaced from time to time, the “Loan Agreement”).

B.                  Borrowers have requested the Lender to provide the consents contained herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrowers agree as follows:

1.                  Defined Terms.  Each term used herein without definition shall have the same meaning as set forth in the Loan Agreement.

2.                   Effectiveness of Agreement.   This Agreement shall become effective as of the date first written above, but only if this Agreement has been executed by Borrower and Lender, if the other items listed on Exhibit A attached hereto, if any, have been delivered and, as applicable, executed, sealed, attested, acknowledged, certified, or authenticated, each in form and substance satisfactory to Lender.

3.                  Consent to Acquisition and use of Revolving Loan.  Borrowers have advised the Lender that on the date hereof Synergetics Surgical EU Limited, a private limited company incorporated in England and Wales under Company Number 08531144 and a wholly owned subsidiary of the Borrowers, intends to acquire 100% of the capital securities of Sterimedix Limited, a private limited company incorporated in England and Wales under Company Number 02453871 (the “Target”) pursuant to a Share Purchase Agreement dated on or about December 8, 2014 (such agreement together with all other documents and agreements executed in connection therewith from time to time being, the “Transaction Documents”) for an approximate cash purchase price (subject to customary adjustments for working capital and agreed-upon levels of cash) of approximately $13,500,000 (the “Cash Purchase Price”) plus earn-out payments.  Subject to the terms hereof, including, without limitation, the delivery of the documents and agreement set forth on Exhibit A attached hereto, if all of the Target’s assets and all of the capital securities of Target are free and clear of all Liens other than, subject to the proviso below, the Floating Lien to secure the Floating Lien Liabilities up to the Floating Lien Limit, then the Lender hereby consents to the consummation of the transactions of the purchase contemplated by the Transaction Documents and consents to an Advance of up to $6,500,000 of the Revolving Loan Commitment (the “Closing Revolving Loan Advance”) being funded on the date hereof to be used to pay a portion of the Cash Purchase Price, provided, however, if the Closing Revolving Loan Advance is not repaid in full on or before the closing of business on December 16, 2014, which such repayment may be made by a new Term Loan from Regions Bank and if on such date, then any such failure shall be an immediate Event of Default, and provided further, however, the foregoing consent is conditioned upon (i) the Floating Lien being terminated on or before February 28, 2015 or otherwise limited in amount and scope in a manner reasonably satisfactory to the Lender on or before such date and (ii) the amount secured by the Floating Lien not exceeding the Floating Lien Limit or securing any debt or other obligation other than the Floating Lien Liabilities.  Schedule 5.4 is hereby deemed amended to include Sterimedix Limited.  As used herein, (I) “Floating Lien” means that certain floating charge given by the Target in favor of National Westminster Bank, PLC on all of Target’s personal property, (II) “Floating Lien Limit” means up to £500,000.00 in the aggregate outstanding at any time, and (III) “Floating Lien Liabilities” means credit card exposure, foreign exchange exposure, daily settlement exposure and check clearing exposure with National Westminster Bank, PLC.  Promptly, but in any event, on or before December 16, 2014, the Borrower shall provide to Lender executed copies of all material Transaction Documents.

4.                   Representations and Warranties.  Borrowers hereby jointly and severally covenant, represent and warrant to Lender as follows:

4.1.             This Agreement, the Loan Agreement, each other Loan Document and each Transaction Document have been duly and validly executed by each Borrower and constitutes the legal, valid and binding obligation of each Borrower enforceable against each Borrower in accordance with its terms.  No consents are necessary from any third parties for the Borrowers’ execution, delivery or performance of this Agreement, the Loan Agreement or any other Loan Document.  The Loan Agreement and each of the other Loan Documents remain in full force and effect and remain the valid and binding obligation of each Borrower enforceable against each Borrower in accordance with its terms.  Each Borrower hereby ratifies and confirms the Loan Agreement and each other Loan Document.

4.2.             After giving effect to this Agreement, no default or Event of Default has occurred or now exists under the Loan Agreement and no default or Event of Default will occur as a result of the effectiveness of this Agreement.

4.3.              The representations and warranties of each Borrower contained in the Loan Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof (except to the extent that any such representation and warranty is qualified by materiality, material adverse effect or a similar standard in which case such representation and warranty shall be true and correct in all respects on and as of the date hereof).

4.4.              The transactions contemplated by the Transaction Documents will be consummated in compliance with all applicable laws, rules and regulations.

5.                   Release.  IN CONSIDERATION OF THE CONSENTS OF THE LENDER CONTAINED HEREIN, EACH BORROWER HEREBY RELEASES, DISCHARGES AND ACQUITS FOREVER LENDER AND ANY OF ITS OFFICERS, DIRECTORS, SERVANTS, AGENTS, EMPLOYEES AND ATTORNEYS, PAST AND PRESENT, FROM ANY AND ALL CLAIMS, DEMANDS AND CAUSES OF ACTION, OF WHATEVER NATURE, WHETHER IN CONTRACT OR TORT, ACCRUED OR TO ACCRUE, CONTINGENT OR VESTED, KNOWN OR UNKNOWN, ARISING OUT OF OR RELATING TO THE LOANS EVIDENCED BY THE LOAN AGREEMENT, LENDER’S ADMINISTRATION OF THE LOANS, THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS, AND ANY OTHER ACTIONS TAKEN PURSUANT TO OR IN CONNECTION WITH THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS; PROVIDED, HOWEVER, THAT THE FOREGOING RELEASE AND THE FOLLOWING INDEMNITY RELATE ONLY TO ACTIONS OR INACTIONS OF LENDER THROUGH THE DATE HEREOF.  EACH BORROWER HEREBY FURTHER INDEMNIFIES AND HOLDS LENDER, AND ALL OFFICERS, DIRECTORS, SERVANTS, AGENTS, EMPLOYEES AND ATTORNEYS OF LENDER, PAST OR PRESENT, HARMLESS FROM ANY AND ALL SUCH CLAIMS, DEMANDS AND CAUSES OF ACTION BY BORROWERS, OR ANYONE CLAIMING BY, THROUGH OR UNDER BORROWERS, SAID INDEMNITY TO COVER ALL LOSSES, EXPENSES INCURRED BY LENDER, ITS OFFICERS, DIRECTORS, SERVANTS, AGENTS, EMPLOYEES OR ATTORNEYS, PAST OR PRESENT, IN CONNECTION WITH ANY SUCH CLAIMS, DEMANDS, OR CAUSE OF ACTION, INCLUDING ALL ATTORNEYS’ FEES AND COSTS.

6.                   Payment of Costs/Expenses.  Without limiting the generality of provisions in the Loan Agreement relating to payment of Lender’s costs and expenses, Borrowers will pay all reasonable out-of-pocket expenses, costs and charges of attorneys to Lender in connection with the preparation and implementation of this Agreement.

7.                  Other Documents/Provisions to Remain in Force.  The Loan Agreement and each of the other Loan Documents and all indebtedness incurred pursuant thereto, shall remain in full force and effect and are in all respects hereby ratified and affirmed.  Borrowers have no defenses to their obligations under the Loan Agreement and the other Loan Documents, and the Obligations are due and owing to Lender without setoff or counterclaim.  The Security Interests of Lender under the Loan Agreement and the other Loan Documents secure all the Obligations, are reaffirmed in all respects, continue in full force and effect, have the same priority as before this Agreement, and are not impaired or extinguished in any respect by this Agreement.  This Agreement does not create or constitute, and is not, a novation of the Loan Agreement and the other Loan Documents, and Borrowers hereby ratify and confirm the Obligations.  Until the Obligations are paid in full in cash and all obligations and liabilities of Borrower under this Loan Agreement and the Loan Documents are performed and paid in full in cash, Borrower agrees and covenants that they are respectively bound by the covenants and agreements set forth in the Loan Agreement, the other Loan Documents and in this Agreement.  Borrowers have no claim against Lender arising from or in connection with the Loan Agreement or the other Loan Documents.

8.                   Successors and Assigns.  Subject to any restriction on assignment by the Borrowers set forth in the Loan Agreement, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

9.                  Section Titles; Recitals.  The Section titles in this Agreement are for convenience of reference only and shall not be construed so as to modify any provisions of this Agreement.  The Recitals to this Agreement are substantive in nature and are incorporated herein.

10.               Counterparts.  This Agreement may be executed m any number of counterparts, each of which shall constitute one and the same Agreement.  Signatures to this Agreement may be given by facsimile, PDF format or other electronic transmission, and such signatures shall be fully binding on the party sending the same.

11.                Incorporation by Reference; Governing Law.  The Loan Agreement and all exhibits thereto, and the exhibits to this Agreement are incorporated herein by this reference.  This Agreement shall be governed by the laws of the State of Missouri without reference to conflicts of law principles thereunder.

12.               Customer Identification - USA PATRIOT Act Notice. Lender hereby notifies each of the Borrowers that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001 (as amended from time to time (including any successor statute) and together with all rules promulgated thereunder, collectively, the “Act”), it is required to obtain, verify and record information that identifies the Borrowers and each other Person liable on or with respect to the Obligations, which information includes the name and address of the Borrowers and each such other Person and other information that will allow Lender to identify the Borrowers and each such other Person in accordance with the Act.

13.               Notice-Oral Commitments Not Enforceable.  The following notice is given pursuant to Section 432.047 of the Missouri Revised Statutes; nothing contained in such notice shall be deemed to limit or modify the terms of the Loan Documents:

ORAL OR UNEXECUTED AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT  OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE,  REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED  TO THE CREDIT AGREEMENT. TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM  MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH  MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE  STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

Each Borrower acknowledges that there are no other agreements between Lender and any Borrower, oral or written, concerning the subject matter of the Loan Documents, and that all prior agreements concerning the same subject matter, including any proposal or commitment letter, are merged into the Loan Documents and thereby extinguished.

14.               Notice-Insurance.  The  following notice is given pursuant to Section 427.120 of the Missouri Revised Statutes; nothing contained in such notice shall be deemed to limit or modify the terms of the Loan Documents:

UNLESS YOU PROVIDE EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY YOUR AGREEMENT WITH US, WE MAY PURCHASE INSURANCE AT YOUR EXPENSE TO PROTECT OUR INTERESTS IN YOUR COLLATERAL.  THIS INSURANCE MAY, BUT NEED NOT, PROTECT YOUR INTERESTS.  THE COVERAGE THAT WE PURCHASE MAY NOT PAY ANY CLAIM THAT YOU MAKE OR ANY CLAIM THAT IS MADE AGAINST YOU IN CONNECTION WITH THE COLLATERAL.  YOU MAY LATER CANCEL ANY INSURANCE PURCHASED BY US, BUT ONLY AFTER PROVIDING EVIDENCE THAT YOU HAVE OBTAINED INSURANCE AS REQUIRED BY OUR AGREEMENT.  IF WE PURCHASE INSURANCE FOR THE COLLATERAL, YOU WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING THE INSURANCE PREMIUM, INTEREST AND ANY OTHER CHARGES WE MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE.  THE COSTS OF THE INSURANCE MAY BE ADDED TO YOUR TOTAL OUTSTANDING BALANCE OR OBLIGATION.  THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE YOU MAY BE ABLE TO OBTAIN ON YOUR OWN.

[Remainder of page intentionally blank.  Signature page follows.]

IN WITNESS WHEREOF, Lender and the Borrowers have caused this Agreement to be executed as of the date and year first above written.

BORROWERS:

SYNERGETICS, INC.

By:	/s/ Pamela G. Boone
Name:	Pamela G. Boone
Title:	EVP and Chief Financial Officer

SYNERGETICS USA, INC.

By:	/s/ Pamela G. Boone
Name:	Pamela G. Boone
Title:	EVP and Chief Financial Officer

LENDER:

REGIONS BANK

By:	/s/ Anne D. Silvestri
Name:	Anne D. Silvestri
Title:	Senior Vice President

Signature Page to Consent to Credit and Security Agreement

EXHIBIT A

TO CONSENT TO CREDIT AND SECURITY AGREEMENT

1.	This Consent to Credit and Security Agreement.

2.	Good Standing Certificate from the Secretary of State of Missouri with respect to Synergetics, Inc.

3.	Good Standing Certificate from the Secretary of State of Delaware with respect to Synergetics USA, Inc.

4.	Secretary’s or Assistant Secretary’s Certificate of Synergetics, Inc. certifying resolutions authorizing the execution, delivery and performance of this Consent and the Transaction Documents.

5.	Secretary’s or Assistant Secretary’s Certificate of Synergetics USA, Inc. certifying resolutions authorizing the execution, delivery and performance of this Consent and the Transaction Documents.

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